Filed pursuant to Rule 424(b)(3)

Registration No. 333-223530

PROSPECTUS

100,000 Shares

InspireMD, Inc.

Common Stock

The selling stockholder named in this prospectus may use this prospectus to offer and resell from time to time up to 100,000 shares of our common stock, which are the shares of common stock issuable upon the conversion of 300 shares of our Series D Convertible Preferred Stock held by the selling stockholder.

The selling stockholder acquired these shares of Series D Convertible Preferred Stock from us in a private offering exempt from registration under the Securities Act of 1933, as amended, pursuant to a securities purchase agreement, dated November 28, 2017, as amended. We are registering the offer and resale of the shares of our common stock issuable upon the conversion of these shares of Series D Convertible Preferred Stock to satisfy a provision in the securities purchase agreement, pursuant to which we agreed to register the resale of these shares of common stock.

We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholder prior to any resale of such shares pursuant to this prospectus.

The selling stockholder named in this prospectus, or its donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of shares. We will bear all costs, expenses and fees in connection with the registration of the shares. For additional information on the methods of sale that may be used by the selling stockholder, see “Plan of Distribution” beginning on page 9 of this prospectus.

Our common stock is listed on the NYSE American under the symbol “NSPR.” On March 13, 2018, the last reported sale price of our common stock as reported on the NYSE American was $2.55 per share.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 4 and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 14, 2018

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. The selling stockholder named in this prospectus may resell, from time to time, in one or more offerings, the common stock offered by this prospectus. Information about the selling stockholder may change over time. When the selling stockholder sells shares of common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling stockholder has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor is the selling stockholder seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of common stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the shares of common stock offered hereby or thereby.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” refer to InspireMD, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Our Business

We are a medical device company focusing on the development and commercialization of our proprietary MicroNet™ stent platform technology for the treatment of complex vascular and coronary disease. A stent is an expandable “scaffold-like” device, usually constructed of a metallic material, that is inserted into an artery to expand the inside passage and improve blood flow. Our MicroNet, a micron mesh sleeve, is wrapped over a stent to provide embolic protection in stenting procedures.

Our CGuard™ carotid embolic prevention system (“CGuard EPS”) combines MicroNet and a self-expandable nitinol stent in a single device for use in carotid artery applications. Our CGuard EPS received CE mark approval in the European Union in March 2013, and we launched its release on a limited basis in October 2014. In January 2015, a new version of CGuard, with a rapid exchange delivery system, received CE mark approval in Europe and in September 2015, we announced the full market launch of CGuard EPS in Europe. Subsequently, we launched CGuard EPS in Russia and certain countries in Latin America and Asia, and, in January 2018, received regulatory approval to commercialize CGuard EPS in India. We consider the addressable market for our CGuard EPS consists of individuals with diagnosed, symptomatic high-grade carotid artery stenosis (HGCS, ≥70% occlusion) for whom an intervention is preferable to medical (drug) therapy. This group includes not only carotid artery stenting patients but also individuals undergoing carotid endarterectomy, as the two approaches compete for the same patient population. Assuming full penetration of the intervention caseload by CGuard EPS, we estimate that the addressable market for CGuard EPS was approximately $1.0 billion in 2017. (source: Health Research International 2017 Results of Update Report on Global Carotid Stenting Procedures and Markets by Major Geography and Addressable Markets).

In April 2017, we had a pre-investigational device exemption (“IDE”) submission meeting with the U.S. Food and Drug Administration regarding CGuard EPS where we presented materials that we believed would support a formal IDE submission seeking approval to conduct a human clinical trial in the United States which included our draft synopsis for the clinical trial design. We intend to make a formal submission once sufficient funds are available.

If we receive sufficient proceeds from future financings, we plan to develop CGuard EPS with a smaller delivery catheter (5 French gauge), which we intend to submit for CE mark approval. We cannot give any assurance that we will receive sufficient (or any) proceeds from any such financings or the timing of such financings, if ever. In addition, such additional financings may be costly or difficult to complete. Even if we receive sufficient proceeds from future financings, there is no assurance that we will be able to timely apply for CE mark approval following our receipt of such proceeds.

Our MGuard™ Prime™ Embolic Protection System (“MGuard Prime EPS”) is marketed for use in patients with acute coronary syndromes, notably acute myocardial infarction (heart attack) and saphenous vein graft coronary interventions (bypass surgery). MGuard Prime EPS combines MicroNet with a bare-metal cobalt-chromium based stent. MGuard Prime EPS received CE mark approval in the European Union in October 2010 for improving luminal diameter and providing embolic protection. However, as a result of a shift in industry preferences away from bare-metal stents in favor of drug-eluting (drug-coated) stents, in 2014 we decided to curtail further development of this product in order to focus on the development of a drug-eluting stent product, MGuard DES™. Due to limited resources, though, our efforts have been limited to testing drug-eluting stents manufactured by potential partners for compatibility with MicroNet and seeking to incorporate MicroNet onto a drug-eluting stent manufactured by a potential partner.

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We also commenced development of a neurovascular flow diverter, which is an endovascular device that directs blood flow away from cerebral aneurysms in order to ultimately seal the aneurysms. Our flow diverter would utilize an open cell, highly flexible metal scaffold to which MicroNet would be attached. We have completed initial pre-clinical testing of this product in both simulated bench models and standard in vivo pre-clinical models. However, until we have greater financial resources, further development of this product has been suspended. Moreover, at this time, we plan to focus our resources primarily on the further expansion of our sales and marketing activities for CGuard EPS.

We also intend to develop a pipeline of other products and additional applications by leveraging our MicroNet technology to new applications to improve peripheral vascular and neurovascular procedures, such as the treatment of the superficial femoral artery disease, vascular disease below the knee and neurovascular stenting to seal aneurysms in the brain.

Presently, none of our products may be sold or marketed in the United States.

In 2017, we decided to shift our commercial strategy to focus on sales of our products through local distribution partners and our own internal sales initiatives to gain greater reach into all the relevant clinical specialties and to expand our geographic coverage. Pursuant to our new strategy, we completed our transition away from a single distributor covering 18 European countries to a direct distribution model intended to broaden our sales efforts to key clinical specialties. All territories previously covered by our former European distributor were transferred to local distributors by June 2017. We also have begun to participate in international trade shows and industry conferences in an attempt to gain market exposure and brand recognition.

Reverse Stock Split

On February 7, 2018, we amended our amended and restated certificate of incorporation in order to effectuate a 1-for-35 reverse stock split of our outstanding shares of common stock. We have adjusted all outstanding restricted stock units, stock options, preferred stock and warrants entitling the holders to purchase shares of our common stock as a result of the reverse stock split, as required by the terms of these securities. In particular, we have reduced the conversion ratio for each security, and increased the exercise or conversion price in accordance with the terms of each security based on the reverse stock split ratio (i.e., the number of shares issuable under such securities has been divided by thirty-five, and the exercise or conversion price per share has been multiplied by thirty-five). Also, we reduced the number of shares reserved for issuance under the InspireMD, Inc. 2013 Long-Term Incentive Plan and the InspireMD, Inc. 2011 UMBRELLA Option Plan, proportionately based on the reverse stock split ratio. The reverse stock split does not otherwise affect any of the rights currently accruing to holders of our common stock, or options or warrants exercisable for our common stock. All share and related option and warrant information presented in this prospectus have been retroactively adjusted to reflect the reduced number of shares outstanding and the increase in share price which resulted from this action.

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Corporate Information

We were organized in the State of Delaware on February 29, 2008. Our principal executive offices are located at 4 Menorat Hamaor St., Tel Aviv, Israel 6744832. Our telephone number is (888) 776-6804. Our website address is www.inspire-md.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

THE OFFERING

Securities offered by the selling stockholder	Up to 100,000 shares of our common stock, par value $0.0001 per share that may be issued to the selling stockholder upon conversion the Series D Convertible Preferred Stock.

Selling stockholder	All of the shares of common stock are being offered by the selling stockholder named herein. See “Selling stockholder” on page 6 of this prospectus for more information on the selling stockholder.

Use of proceeds	We will not receive any proceeds from the sale of the shares in this offering. See “Use of Proceeds” beginning on page 5 of this prospectus for additional information.

Registration Rights	Under the terms of the securities purchase agreement for the Series D Convertible Preferred Stock, we have agreed to file this registration statement with respect to the registration of the resale by the selling stockholder of the shares of common stock offered hereby. We have agreed that, upon this registration statement being declared effective, we will use our reasonable best efforts to maintain the effectiveness of this registration statement until the shares of common stock may be resold by the selling stockholder pursuant to Rule 144 of the Securities Act of 1933, as amended, without the requirement for us to be in compliance with the current public information required under such Rule and without volume or manner-of-sale restriction. See “Selling stockholder” on page 6 of this prospectus for additional information.

Plan of Distribution	The selling stockholder named in this prospectus, or its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 9 of this prospectus for additional information on the methods of sale that may be used by the selling stockholder.

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information beginning on page 4 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our common stock.

NYSE American symbol for common stock	“NSPR”

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RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives, and substantial doubt regarding our ability to continue as a going concern;
●	our need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute out stockholders’ ownership interests;
●	our ability to regain compliance with NYSE American listing standards;
●	our ability to generate revenues from our products and obtain and maintain regulatory approvals for our products;
●	our ability to adequately protect our intellectual property;
●	our dependence on a single manufacturing facility and our ability to comply with stringent manufacturing quality standards and to increase production as necessary;
●	the risk that the data collected from our current and planned clinical trials may not be sufficient to demonstrate that our technology is an attractive alternative to other procedures and products;

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●	market acceptance of our products;
●	negative clinical trial results or lengthy product delays in key markets;
●	an inability to secure and maintain regulatory approvals for the sale of our products;
●	intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do;
●	entry of new competitors and products and potential technological obsolescence of our products;
●	inability to carry out research, development and commercialization plans;
●	loss of a key customer or supplier;
●	technical problems with our research and products and potential product liability claims;
●	product malfunctions;
●	price increases for supplies and components;
●	adverse economic conditions;
●	insufficient or inadequate reimbursement by governmental and other third-party payers for our products;
●	our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful;
●	adverse federal, state and local government regulation, in the United States, Europe or Israel and other foreign jurisdictions;
●	the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction;
●	the escalation of hostilities in Israel, which could impair our ability to manufacture our products; and
●	loss or retirement of key executives and research scientists.

You should review carefully the section entitled “Risk Factors” beginning on page 4 of this prospectus for a discussion of these and other risks that relate to our business and investing in our securities. The forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

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SELLING STOCKHOLDER

Relationships with the Selling Stockholder

On July 7, 2016, we closed a public offering of 442,424 shares of Series B Convertible Preferred Stock and accompanying warrants to purchase up to 50,620 shares of common stock at a price of $33.00 per share of Series B Convertible Preferred Stock and the accompanying warrant, for gross proceeds of approximately $14.6 million. In connection with this offering, the selling stockholder acquired a majority interest in our Series B Convertible Preferred Stock.

On March 14, 2017, we closed a public offering of 1,069,822 shares of Series C Convertible Preferred Stock, Series B warrants to purchase 122,269 shares of common stock and Series C warrants to purchase 122,269 shares of common stock. Each share of Series C Convertible Preferred Stock is convertible into 0.114 of a share of common stock at a conversion price equal to $56.00 per share. The Series B warrants have a five year term and an exercise price of $70.00 per share of common stock. The Series C warrants had six month term, an exercise price of $56.00 per share of common stock and expired on September 14, 2017. We received gross proceeds of approximately $6.8 million from the offering. In connection with this offering, the selling stockholder acquired a majority interest in our Series C Convertible Preferred Stock.

On December 1, 2017, as part of a planned recapitalization, we sold 750 shares of Series D Convertible Preferred Stock to the selling stockholder in a private placement pursuant to a securities purchase agreement, dated as of November 28, 2018, for aggregate gross proceeds of $750,000. The stated value of each share of Series D Convertible Preferred Stock is $1,000, and the Series D Convertible Preferred Stock was originally convertible, at the option of the holder, into shares of our common stock at a conversion price of $7.00 per share. Among other things, pursuant to this securities purchase agreement, we agreed:

(i)	to refrain from issuing shares of common stock until 90 days after the closing date of the sale of the shares of Series D Convertible Preferred Stock, except that we were permitted to commence an offering of our common stock or common stock equivalents for gross proceeds of at least $8,000,000 (a “Qualified Offering”) at any time after February 26, 2018, and make certain other exempt issuances;

(ii)	to use 12.5% of the proceeds from any subsequent offering of our securities to redeem the outstanding shares of Series B Convertible Preferred Stock owned by the selling stockholder until we had redeemed an aggregate of up to $1,500,000 of stated value of Series B Convertible Preferred Stock; and

(iii)	to refrain from entering into certain variable rate transactions until the date that is six months after the closing date.

In addition, upon the consummation of a Qualified Offering, the selling stockholder agreed to exchange shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock owned by the selling stockholder into the securities sold by us in the Qualified Offering on a $1.00 per stated value for $1.00 new subscription amount basis. The selling stockholder was also given the right to exchange its Series D Convertible Preferred Stock into the securities issued in a Qualified Offering on a $1.00 per stated value for $1.00 new subscription amount basis (the “Series D Exchange Right”).

On February 21, 2018, we and the selling stockholder entered into an amendment to the securities purchase agreement entered into on November 28, 2017, to:

(i)	remove the restriction on us from issuing shares of common stock until 90 days after the closing date of the sale of the shares of Series D Convertible Preferred Stock to the selling stockholder;

(ii)	remove the obligation of the selling stockholder to exchange shares of Series C Convertible Preferred Stock owned by the selling stockholder into the securities sold by us in the Qualified Offering on a $1.00 per stated value for $1.00 new subscription amount basis;

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(iii)	require us to use 15% of the proceeds from any subsequent offering of our securities that is not a Qualified Offering to redeem the outstanding shares of our Series C Convertible Preferred Stock held by the selling stockholder at a per share purchase price equal to the stated value of the Series C Convertible Preferred Stock; and

(iv)	upon closing of any subsequent offering that is a Qualified Offering, to exchange all remaining outstanding shares of Series C Convertible Preferred Stock held by the selling stockholder for any securities issued in such Qualified Offering on a $1.00 per stated value for $1.00 new subscription amount basis.

However, we and the selling stockholder agreed, that in the event that we fail or are unable, to issue securities issued in the Qualified Offering to the selling stockholder in exchange for such investor’s remaining Series C Convertible Preferred Stock due to limitations mandated by the NYSE American, the Securities and Exchange Commission, or for any other reason, we would offer to purchase from the selling stockholder those shares of Series C Convertible Preferred Stock not exchanged for the securities sold in the Qualified Offering at a per share purchase price equal to the stated value of Series C Convertible Preferred Stock.

On February 26, 2018, we and the selling stockholder entered into a waiver agreement which provided that:

(i)	the Series D Exchange Right would not apply to any offering of our securities that was completed prior to March 9, 2018 and resulted in gross proceeds to us of no more than $7,000,000;

(ii)	the conversion price of the Series D Preferred Convertible Stock shall be reduced to the offering price of our common stock in any such offering;

(iii)	instead of using 15% of the proceeds from such offering to redeem shares of Series C Convertible Preferred Stock held by the selling stockholder, we were required use 15% of the proceeds from such offering to redeem a portion of the outstanding shares of Series D Convertible Preferred Stock held by the selling stockholder at a per share purchase price equal to the stated value of the Series D Convertible Preferred Stock; and

(iv)	we agreed to file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in order to register the resale of the shares of common stock issuable upon the conversion of the Series D Convertible Preferred Stock as soon as practicable following the closing of such offering, but in no event later than seven days following such closing and to cause such registration statement to become effective as soon as practical after its filing.

On March 1, 2018, we completed an underwritten public offering, pursuant to which we sold 1,000,000 shares of common stock for a public offering price of $3.00 per share, resulting in aggregate gross proceeds to us of $3,000,000. As a result of this underwritten offering, pursuant to the terms of the waiver agreement entered into on February 26, 2018, we (i) redeemed 450 shares of Series D Convertible Preferred Stock from the selling stockholder for a redemption price of $450,000, leaving the selling stockholder with 300 shares of Series D Convertible Preferred Stock and (ii) permanently reduced the conversion price of the Series D Convertible Preferred Stock to $3.00 per share. In addition, as a result of this offering, the conversion price of our outstanding shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock was reduced to $3.00 pursuant to the anti-dilution adjustment provisions of the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.

Information About Selling Stockholder Offering

The following table sets forth the number and percentage of our common stock beneficially owned by the selling stockholder as of March 7, 2018, taking into account number of shares that may be offered under this prospectus and the number and percentage of our common stock beneficially owned by the selling stockholder assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

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The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes that the selling stockholder has converted the Series D Convertible Preferred Stock in full and further assumes the sale of all shares being offered by the selling stockholder under this prospectus.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholder. The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes that the selling stockholder has converted the Series D Convertible Preferred Stock in full and further assumes the sale of all shares being offered by the selling stockholder under this prospectus. The percentage of shares owned prior to and after the offering is based on 2,979,193 shares of common stock outstanding as of March 7, 2018 and, with respect to the percentage of shares owned after the offering, on the assumption that the selling stockholder has converted the Series D Convertible Preferred Stock in full and therefore that all shares of common stock issuable upon conversion of the Series D Convertible Preferred Stock were outstanding as of that date. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholder has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned.

Except as described above, neither the selling stockholder nor any of its affiliates, officers, directors or principal equity holders have held any position or office or had any other material relationship with us or our affiliates within the past three years.

As used in this prospectus, the term “selling stockholder” includes the selling stockholder set forth below and any donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer.

The number of shares in the column “Maximum Number of Shares Offered” represents all of the shares of common stock that the selling stockholder may offer under this prospectus. Under the terms of the Series D Convertible Preferred Stock, the selling stockholder may not convert the Series D Convertible Preferred Stock to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding shares of common stock following such exercise. The number of shares in the second column does not reflect these limitations. The fourth column assumes the sale of all the shares offered by the selling stockholder pursuant to this prospectus and that the selling stockholder does not acquire any additional shares of common stock before the completion of this offering. However, because the selling stockholder may sell all or some of its shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholder or that will be held by the selling stockholder after completion of any sales. The selling stockholder may sell some, all or none of their shares in this offering. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

	Ownership Before Offering				Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned		Maximum number of shares offered		Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
Sabby Healthcare Master Fund, Ltd.(1)	152,161	(2)	100,000	(3)	52,161	0.02%

(1)	Sabby Management, LLC serves as the investment manager of Sabby Healthcare Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC and consequently has the power to vote and dispose of the securities held by Sabby Healthcare Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby Healthcare Master Fund, Ltd., except to the extent of their respective pecuniary interest therein.
(2)	Includes 73,000 shares of common stock issuable upon conversion of Series C Convertible Preferred Stock that are currently convertible within 60 days of March 7, 2018. Does not include 823,427 shares of common stock issuable upon conversion of Series C Convertible Preferred Stock, which shares were excluded because the certificate of designation for the Series C Convertible Preferred Stock contain provisions that block conversion if such conversion will result in the holder having beneficial ownership of more than 4.99% of our common stock.
(3)	Comprised of 100,000 shares of common stock issuable upon conversion of Series D Convertible Preferred Stock.

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PLAN OF DISTRIBUTION

The selling stockholder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of common stock covered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock covered by this prospectus by the selling stockholder. We will bear all fees and expenses incident to our obligation to register the shares of our common stock covered by this prospectus.

The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an over-the-counter distribution;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the effective date of the registration statement of which this prospectus is a part;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending the list of the selling stockholder to include the pledgee, transferee, or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions it assumes. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholder effects certain transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable FINRA rules; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act of 1933, as amended. The selling stockholder is subject to the prospectus delivery requirements of the Securities Act of 1933, as amended.

To the extent required pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the shares of our common stock to be sold, the name of the selling stockholder, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholder and any other person participating in a sale of the common stock registered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Securities Exchange Act of 1934, as amended, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933, as amended. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of Kesselman & Kesselman, an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be read and copied at the Securities and Exchange Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.inspire-md.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

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We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Securities and Exchange Commission at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.inspire-md.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission on February 13, 2018;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 8, 2018 (two reports);

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 19, 2018;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 26, 2018;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 1, 2018;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 7, 2018;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 14, 2018;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 20, 2018;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 21, 2018;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 22, 2018;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 26, 2018;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 28, 2018;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 1, 2018;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 5, 2018; and

●	The description of our common stock, which is contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on March 12, 2013, as updated or amended in any amendment or report filed for such purpose.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

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You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 4 Menorat Hamaor St., Tel Aviv, Israel 6744832, Attention: Craig Shore, Chief Financial Officer, or made by phone at (888) 776-6804. You may also access the documents incorporated by reference in this prospectus through our website at www.inspire-md.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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100,000 Shares

COMMON STOCK

PROSPECTUS

Dated March 14, 2018